Exhibit 3.1

Execution

THE COMPANIES LAW (2018 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

YX ASSET RECOVERY LIMITED

(adopted by a Special Resolution passed on March 15, 2019)

1.                                      The name of the Company is YX Asset Recovery Limited.

2.                                      The registered office of the Company shall be at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands, or such other place in the Cayman Islands as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by Section 7(4) of the Companies Law (2018 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The share capital of the Company is US$100,000 divided into: (i) 97,940,000 Ordinary Shares of a nominal or par value of US$0.001 each, and (ii) 2,060,000 Series A Preferred Shares of par value of US$0.001 each, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2018 Revision).

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2018 Revision) and, subject to the provisions of the Companies Law (2018 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

Execution

THE COMPANIES LAW (2018 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

YX ASSET RECOVERY LIMITED

(adopted by a Special Resolution passed on March 15, 2019)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Affiliate”	means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Articles”	means these Articles as originally adopted or as from time to time altered by a Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the board of directors of the Company as it exists at the relevant time.

“BVI Company”	means YX International Holding Ltd., a company established under the laws of the British Virgin Islands.

“Company”	means YX Asset Recovery Limited, an exempted company established under the laws of the Cayman Islands.

“Control”

of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company, or as the case may be, the Directors assembled as a board or as a committee thereof, and “Director” means any one of the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“ESOP”	shall have the meaning as set forth in Article 16(a)(iii)(B) hereof.

“Founders”	means Man TAN (谭曼) and Xiaofang ZHOU (周小芳).

“Group Companies”

means the Company, the BVI Company, the HK Company, the WFOE, and the Operating Entities, together with each direct or indirect subsidiary, branch or Controlled Affiliate (including any variable interest entities) of any of the foregoing.

“Hengxiong”	means Shanghai Hengxiong Enterprise Management Consulting Limited Partnership (上海珩雄企业管理咨询合伙企业(有限合伙)), a limited partnership incorporated under the laws of the PRC.

“HK Company”	means YX Services Limited, a company established under the laws of the Hong Kong Special Administrative Region.

“Hunan Operating Entity”	means Hunan Yong Xiong Asset Management Group Co., Ltd. (湖南永雄资产管理集团有限公司), a domestic limited liability company established under the laws of the PRC.

“Initial Public Offering”

means (i) the first firm commitment underwritten public offering of the Ordinary Shares of the Company on the New York Stock Exchange, the main board of NASDAQ Stock Market System, the Hong Kong Stock Exchange or any other exchange in any other jurisdiction accepted by the holder of the majority of the Series A Preferred Shares, or (ii) the first backdoor listing of the Company on above markets. The date of the first transaction on above markets or the date of the Company acquires the shares through a backdoor listing shall be deemed as the date of the initial public offering.

“Investor” or “Investors”	shall have the meaning ascribed to it in the Shareholders Agreement.

“Liquidation Events”

shall include, unless waived by the holders of a majority of the Series A Preferred Shares, any liquidation, dissolution or winding up of the Company and the other Major Subsidiaries; any change of Control of any Group Company; any sale of all or substantially all of the assets of the Company or any other Major Subsidiaries; any licensing out of substantially all of the intellectual property of the Company or any other Major Subsidiaries; and any merger or consolidation of the Company or similar transactions with respect to any other Major Subsidiaries. Notwithstanding the foregoing, if the Shareholders collectively own no less than 51% voting power in the surviving company after any transaction, the aforementioned events shall not be deemed as a Liquidation Event.

“Major Subsidiaries”	means any Group Company whose annual operating revenue exceeds RMB5,000,000.

“Member”	the person who is duly registered in the Register of Members of the Company as holder for the time being of any Share and includes persons who are jointly so registered.

“month”	means calendar month.

“Operating Entities”	means the Hunan Operating Entity and Shanghai Wei Xin Enterprise Management Co., Ltd. (上海卫信企业管理有限公司), a domestic limited liability company established under the Laws of the PRC.

“Ordinary Director”	shall have the meaning as set forth in Article 70.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution as provided in Article 48. A declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority, the number of votes to which each Member is entitled by the Articles shall be considered.

“Ordinary Shares”	means ordinary shares in the capital of the Company of par value of US$0.001 each.

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Put Date”	shall have the meaning as set forth in Article 18(c).

“Put Start Date”	shall have the meaning as set forth in Article 18(c).

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Principal Business”	means the delinquent consumer receivables recovery services, including collection of credit card receivables and online receivables, which the Group Companies are engaged in.

“Qualified Initial Public Offering”

means the Initial Public Offering of the Company, under any circumstances, the estimated value of the shares owned by Hengxiong shall be no less than RMB400,000,000 (the exchange rate between US$and RMB shall be based on the central parity rate issued by the People’s Bank of China on the date of the Initial Public Offering), and the annualized return of the Investors shall be no less than 12%, calculated based upon the aforementioned valuation.

“recapitalization”	shall mean any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	means the secretary or assistant secretary or any person appointed to perform the duties of secretary of the Company.

“Series A Conversion Price”	shall have the meaning as set forth in Article 15(a) hereof.

“Series A Director”	shall have the meaning as set forth in Article 70.

“Series A Interest Preference Amount”	shall have the meaning as set forth in Article 128(a) hereof.

“Series A Issue Price”	means RMB150 per Series A Preferred Share, as appropriately adjusted for recapitalizations.

“Series A Original Issue Date”	means the date of the first sale and issuance of the Series A Preferred Shares.

“Series A Preference Amount”	means the Series A Principal Liquidation Preference or the Series A Interest Liquidation Preference, as applicable.

“Series A Preferred Holder”	a holder of the Series A Preferred Shares.

“Series A Preferred Principal Put Price”	shall have the meaning as set forth in Article 18(a).

“Series A Preferred Shares”	means Series A preferred shares in the capital of the Company with a nominal or par value of US$0.001 each, having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A Principal Preference Amount”	shall have the meaning as set forth in Article 128(a)(i) hereof.

“Series A Put Interest”	shall have the meaning as set forth in Article 18(b) hereof.

“Shareholders”	means collectively, the holders of the Ordinary Shares and the Series A Preferred Holders.

“Shareholders Agreement”	means the Shareholders Agreement, dated March 15, 2019 among the Company and certain other parties named therein, as it may be further amended from time to time.

“Shares”	means the Ordinary Shares and the Series A Preferred Shares.

“Share Premium Account”

means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Special Resolution”

means a Members’ resolution expressed to be a special resolution (i) passed by a majority of at least two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. A declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority, the number of votes to which each Member is entitled by the Articles shall be considered.

“Statute”	means the Companies Law (2018 Revision), as amended, of the Cayman Islands.

“WFOE”	means Shanghai Yong Xiong Information Technology Services Co., Ltd. (上海永雄信息技术服务有限公司), a wholly foreign-owned enterprise established under the laws of the PRC.

Terms used but not defined herein shall have the meanings assigned to them in the Shareholders Agreement.

Words importing the singular number include the plural number and vice versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

The terms “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include,” “including,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

All references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.  The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      (a)                           Each Member shall be entitled to a share certificate. Share certificates representing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled, and, subject to these Articles, no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)                          The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5.                                      If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.                                      Subject to the relevant provisions, if any, in the Memorandum of Association and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)                                 The Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, and to such persons, at such times and on such other terms as they think proper.  The Company shall not issue shares in bearer form.

(b)                                 The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)                                  The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.                                      The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.                                      The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.                                      The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

10.                               The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11.                               (a)                                 Subject to the provisions of the Statute and in accordance with these Articles and the Shareholders Agreement, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in accordance with these Articles and the Shareholders Agreement.

(b)                                 Subject to the provisions of the Statute and Article 19, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.                               (a)                                 If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or series.

(b)                                 The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.                               The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.                               The Company may, in so far as the Statute from time to time permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up shares.  The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

15.                               The Series A Preferred Holders have conversion rights as follows:

(a)                                                   Right to Convert Series A Preferred Shares.  Unless converted earlier pursuant to Article 15(b) below, each Series A Preferred Share shall be convertible, at the option of such Series A Preferred Holder, at any time after the issuance of such Share into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the Series A Issue Price by the Series A Conversion Price in effect at the time of the conversion.  The price at which Ordinary Shares shall be issuable upon conversion of the Series A Preferred Shares (the “Series A Conversion Price”) shall initially be the Series A Issue Price per Ordinary Share. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.  Nothing in this Article 15(a) shall limit the automatic conversion rights of the Series A Preferred Shares described in Article 15(b) below.

(b)                                                   Automatic Conversion.

Each Series A Preferred Share shall automatically be converted into the Ordinary Shares at the then effective Series A Conversion Price upon (i) the closing of the Qualified Initial Public Offering, or (ii) upon the written election delivered to the Company by the holders of at least a majority of the then outstanding Series A Preferred Shares to convert the Series A Preferred Shares into the Ordinary Shares. In the event of the automatic conversion of the Series A Preferred Shares pursuant to the foregoing clause (i) of this Article 15(b), the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such transaction.

(c)                                                    Mechanics of Conversion.  No fractional Ordinary Share shall be issued upon conversion of the Series A Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

(i)      In the event of an optional conversion pursuant to Article 15(a), before any Series A Preferred Holder shall be entitled to convert the same into the Ordinary Shares and to receive certificates therefor, such Series A Preferred Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Shares to be converted and shall give written notice to the Company at such office that such Series A Preferred Holder elects to convert the same.  The Company shall promptly update the Register of Members and issue and deliver at such office to such Series A Preferred Holder a certificate or certificates for the number of the Ordinary Shares to which such Series A Preferred Holder shall be entitled as aforesaid and a check payable to such Series A Preferred Holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Series A Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)     In the event of an automatic conversion pursuant to Article 15(b), each Series A Preferred Holder will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of the Qualified Initial Public Offering be the latest practicable date immediately prior to the closing of the Qualified Initial Public Offering) and the place designated for automatic conversion of all such Series A Preferred Shares pursuant to this Article 15.  Such notice shall be sent by overnight courier, postage prepaid, to such Series A Preferred Holder at its address appearing on the Register of Members.  On or before the date fixed for conversion, each Series A Preferred Holder shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of the Ordinary Shares to which such Series A Preferred Holder is entitled pursuant to this Article 15 and a cheque denominated in US$ payable to such Series A Preferred Holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares.  On the date fixed for conversion, the Register of Members shall be updated to show that the converted Series A Preferred Shares have been redeemed and all rights with respect to the Series A Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive the Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of the Ordinary Shares into which such Series A Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon.  All certificates evidencing the Series A Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series A Preferred Shares represented thereby converted into the Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)    The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Series A Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares.  For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)                                                   Reservation of Shares Issuable Upon Conversion.  The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Series A Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the Series A Preferred Holders, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16.                               (a)                                                  Special Definitions.  For purposes of this Article 16, the following definitions shall apply:

(i)                     “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)                  “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Series A Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for the Ordinary Shares.

(iii)               “Additional Ordinary Shares” (each an “Additional Ordinary Share”) shall mean all Ordinary Shares (including reissued shares and/or the Convertible Securities) issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Series A Original Issue Date, other than:

(A)                               the Ordinary Shares issued upon conversion of the Series A Preferred Shares authorized herein;

(B)                               any Ordinary Shares issued to officers, directors, employees and consultants of the Company pursuant to a share grant, option plans, purchase plans or other employee stock incentive programs or arrangement approved by the Board (“ESOP”);

(C)                               any securities issued in connection with any share split, dividend, distribution or similar event, for which adjustment is made pursuant to Article 16(f), 16(g), or 16(h) hereof; and

(D)                               the Ordinary Shares issued pursuant to the Qualified Initial Public Offering.

(E)                                shares of the Ordinary Shares issued upon the exercise or conversion of the Options or the Convertible Securities outstanding as of the date of the filing of these Articles and disclosed to any Series A Preferred Holder prior to such date or upon the exercise or conversion of the Options or the Convertible Securities counted against the limits set forth in sub-paragraph 16(a)(iii)(B) above;

(F)                                 shares of the Ordinary Shares issued or issuable pursuant to the acquisition of another corporation or entity by the Company for aggregate consideration in excess of 10% of the net assets as of the end of the audited consolidated financial accounting report of the latest fiscal year by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, approved by at least seventy percent (70%) of the members of the Board, including the affirmative vote of the Series A Director;

(G)                               shares of the Ordinary Shares issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by at least a majority of the members of the Board including the affirmative vote of the Series A Director;

(H)                              shares of the Ordinary Shares issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by at least seventy percent (70%) of the members of the Board including the affirmative vote of the Series A Director; or

(I)                                   shares of the Ordinary Shares issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by at least seventy percent (70%) of the members of the Board including the affirmative vote of the Series A Director.

(b)                                                 No Adjustment of Conversion Price.  No adjustment in the Series A Conversion Price for the Series A Preferred Shares shall be made in respect of the issuance of the Additional Ordinary Shares unless the issue price per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Series A Conversion Price in effect for such series on the date of and immediately prior to such issue.

(c)                                                  Deemed Issue of Additional Ordinary Shares.  In the event the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of the Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of the Convertible Securities and the Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that the Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such Additional Ordinary Shares would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which the Additional Ordinary Shares are deemed to be issued:

(i)       no further adjustment in the Series A Conversion Price for the Series A Preferred Shares shall be made upon the subsequent issue of the Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)      if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of the Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price for each affected Series A Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)     upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price for each affected Series A Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)                               in the case of the Convertible Securities or the Options for the Ordinary Shares, the only Additional Ordinary Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)                               in the case of the Options for the Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)              no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Series A Conversion Price of any Series A Preferred Shares to an amount which exceeds the lower of (i) the Series A Conversion Price for such Series A Preferred Share on the original adjustment date, or (ii) the Series A Conversion Price for such Series A Preferred Shares that would have resulted from any issuance of the Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)                 in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price for any Series A Preferred Shares shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)                                                 Adjustment of the Series A Conversion Price Upon Issuance of Additional Ordinary Shares Below the Series A Conversion Price.  In the event that after the Series A Original Issue Date the Company shall issue the Additional Ordinary Shares without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall (except as otherwise provided in this Article 16) be reduced, concurrently with such issue, to a price equal to a price determined as follows:

NCP = OCP × (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Series A Conversion Price,

OCP = the Series A Conversion Price in effect immediately before the issuance of the New Securities,

OS = the total outstanding Series A Preferred Shares immediately before the issuance of the New Securities,

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of New Securities issued or sold or deemed issued or sold.

(e)                                                  Determination of Consideration.  For purposes of this Article 16, the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(i)       Cash and Property.  Except as provided in clause (ii) below, such consideration shall:

(A)                               insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)                               insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)                               in the event the Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii)      Options and Convertible Securities.  The consideration per share received by the Company for the Additional Ordinary Shares deemed to have been issued pursuant to Article 16(c), relating to the Options and the Convertible Securities, shall be determined by dividing:

(A)                         the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of the Options for the Convertible Securities, the exercise of such Options for the Convertible Securities and the conversion or exchange of such Convertible Securities by

(B)                         the maximum number of the Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)                                                   Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares.  In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of the Ordinary Shares, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of the Ordinary Shares, the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)                                                  Adjustments for Other Distributions.  In the event the Company at any time or from time to time makes, or files a record date for, the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than the Ordinary Shares, then and in each such event provision shall be made so that the Series A Preferred Holders shall receive upon conversion thereof, in addition to the number of the Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had its Series A Preferred Shares been converted into the Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of the Preferred Shares.

(h)                                                 Adjustments for Reclassification, Exchange and Substitution.  If the Ordinary Shares issuable upon conversion of the Series A Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event each Series A Preferred Holder shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Series A Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)                                                     No Impairment.  The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Series A Preferred Shares against impairment.

(j)                                                    Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Series A Preferred Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Series A Preferred Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of the Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Shares.

(k)                                                 Waiver of Adjustments.  Notwithstanding anything herein to the contrary, any downward adjustment of the Series A Conversion Price of the Series A Preferred Shares may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series or upon the unanimous consent of the Board either before or after the issuance causing the adjustment.

(l)                                                     Miscellaneous.

(i)                     All calculations under this Article 16 shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be.

(ii)                  The Series A Preferred Holder who owns no less than 5% of the outstanding Series A Preferred Shares shall have the right to challenge, by way of written notice presented to the Company and signed by such Series A Preferred Holder, any determination by the Board of fair value pursuant to this Article 16 if such determination is with respect to an Series A Conversion Price adjustment, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)               No adjustment shall be made to the Series A Conversion Price if such adjustment would result in the Series A Conversion Price being less than the par value of the Ordinary Shares into which the Series A Preferred Shares are to be converted.

NOTICES OF RECORD DATE

17.                               Subject to and without prejudice to Article 19 and the Shareholders Agreement, in the event that the Company shall propose at any time:

(a)                                                 to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)                                                 to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)                                                  to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)                                                 to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to each Series A Preferred Holder:

(i)       at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)      in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of the Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first-class mail, postage prepaid, addressed to each Series A Preferred Holder at the address for each such holder as shown on the books of the Company.

PUT OPTION

18.                               (a)                                                   If the Company fails to complete the Qualified Initial Public Offering on or prior to the third (3rd) anniversary of the Series A Original Issue Date and subject to the Statute, at the option of the holders of a majority of the outstanding Series A Preferred Shares, the Founders shall, jointly and severally, purchase all or part of the outstanding Series A Preferred Shares held by the Series A Preferred Holders out of funds legally available therefor including capital, at a price (the “Series A Preferred Principal Put Price”) per Series A Preferred Share equal to the Series A Issue Price.

(b)                                                   After the payment of the Series A Preferred Principal Put Price and to the extent the holders of a majority of the outstanding Series A Preferred Shares elect for sale of the Series A Preferred Shares pursuant to this Article 18, the Founders shall, jointly and severally, pay to each Series A Preferred Holder, out of funds legally available therefor including capital, an interest (the “Series A Put Interest”) per Series A Preferred Share that is equal to:

IP × (0.12) × N

WHERE

IP = Series A Issue Price, and

N = the number of calendar days that have elapsed since the Series A Original Issue Date divided by 365 days until the date when all the outstanding Series A Preferred Shares are fully purchased; and

provided that the purchase price of all the outstanding Series A Preferred Shares held by the Series A Preferred Holders in Articles 18(a) and 18(b) shall deduct all the accrued and paid dividends and interests of such Series A Preferred Shares to the Series A Preferred Holders.

(c)                                                  A notice of exercising the put option by the Series A Preferred Holders shall be given by hand or by mail to the registered office of the Company at any time on or after the date (“Put Start Date”) falling thirty (30) days before the date on which the Series A Preferred Shares are to be purchased (the “Put Date”) by the Founders, provided, however, that the Put Date shall be no earlier than the Put Start Date or the date thirty (30) days after such notice of exercising the put option is given, whichever is later.

(d)                                                 Upon exercising the put option by the Series A Preferred Holders, the Series A Principle Put Price and the Series A Put Interest shall be payable to the Series A Preferred Holders by the Founders.  In the event that all the Series A Preferred Shares under the put option are to be purchased by the Founders, the certificate representing such Series A Preferred Shares shall be cancelled and the register of members shall be updated accordingly.  In the event that less than all the shares represented by any Series A Preferred Holder’s certificate are purchased by the Founders, a new certificate shall be promptly issued representing the remaining shares held by such Series A Preferred Holder and the register of members shall be updated accordingly.  All dividends on such Series A Preferred Shares designated for the put option and to be purchased by the Founders shall accrue until the date that the Series A Preferred Holders cease to be a member of the Company as showed on the register of members of the Company, and all rights of such Series A Preferred Holder thereof, except the right to receive the Series A Preferred Principal Put Price and the Series A Put Interest thereof (including all accrued and unpaid dividends up to the Put Date), without interest, shall cease and terminate until the date that the Series A Preferred Holders cease to be a member of the Company as showed on the register of members of the Company.  The Series A Preferred Shares to be purchased by the Founders shall be redesignated as the Ordinary Shares immediately after such purchase of the Series A Preferred Shares by the Founders. The Company agrees to make its best efforts to coordinate with the registered office of the Company and the Founders to purchase such Series A Preferred Shares at the option of the Series A Preferred Holders.  The Series A Preferred Shares (i) that should have been purchased by the Founders under the put option, jointly and severally, through the full payment of the applicable Series A Preferred Principal Put Price and Series A Put Interest, but which have not been purchased due to the applicable Series A Preferred Principal Put Price and Series A Put Interest not being paid in full or (ii) that have not been purchased by the Founders, shall remain outstanding and entitled to all the rights, preferences and privileges provided in the Shareholders Agreement and these Articles, and such Series A Preferred Shares shall be carried forward and purchased as soon as the Founders have legally available funds to do so.

PROTECTIVE PROVISIONS

19.                               (a)                                                 So long as an Investor owns no less than 5% of Series A Preferred Shares outstanding, each of the Company and the other Group Companies shall not, directly or indirectly, engage in any of the following acts without the affirmative approval of the holders of a majority of the Series A Preferred Shares, voting as a single class on an as-converted basis:

(i)       increase or decrease the share capital, any issuance or sale of shares, other equity securities or otherwise change the capital structure;

(ii)      any merger, acquisition, consolidation, amalgamation or division of any Group Company;

(iii)     sale, transfer, or Encumbrance of all or substantially all of assets of the Group Companies;

(iv)     any change, amendment or modification of the Memorandum and Articles with respect to the cancellation or amendment to the rights of the Series A Preferred Shares;

(v)      any change of the size or composition of the board of Directors and the manner in which the Directors of each of the Group Company are appointed;

(vi)     any declaration, set aside or payment of a dividend to any shareholder of any of the Group Company;

(vii)           the commencement of or consent to any proceeding seeking liquidation, dissolution or winding-up of the Company, the Operating Entities or the other Major Subsidiaries, or effect a transaction constituting a Liquidation Event;

(viii)        alteration of the rights, preferences, the number, the privileges or the restrictions of the Series A Preferred Shares; any action that authorizes, creates or issues any class or series of Equity Securities having rights, preferences, privileges or powers superior to or on a parity with the Series A Preferred Shares with respect to voting, payment of dividends, redemption, distribution upon liquidation or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any of the foregoing; or

(ix)              any termination of or material amendments to the Amended and Restated VIE Agreements or other arrangements regarding the VIE Structure that may affect the rights or interests of such Series A Preferred Holder; or

(x)      agree or undertake to do any of the foregoing.

(b)                                                 So long as there are any Series A Preferred Shares outstanding held by Hengxiong, each of the Company and the other Group Companies shall not, and shall not permit any other Group Company to, directly or indirectly, engage in any of the following acts without the approval of a majority of the Directors of the Board (which shall include the Series A Director):

(i)                     any Transfer of all or substantially all of assets of any Group Company;

(ii)                  any sale or reorganization resulting in the change of Control of any Group Company;

(iii)               appointment or removal of the Group Companies’ auditor;

(iv)              any material change in, or cease to conduct the Principal Business of any Group Company; or

(v)                 any agreements or undertakings to do any of the foregoing.

(c)                                                  The provisions of this Section 19 shall be terminated on the consummation of the Qualified Initial Public Offering.

NON-RECOGNITION OF TRUSTS

20.                               No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.                               The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon.  The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.                               The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.                               To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.                               The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25.                               (a)                                                 Subject to the terms of the allotment, the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares.  A call may be revoked or postponed as the Directors may determine.  A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)                                                 A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)                                                  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.                               If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.                               An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call, and if it is not paid, all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.                               The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29.                               (a)                                             The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)                                             No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30.                               (a)                                             If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)                                             If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.                               A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.                               A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.                               A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share.  The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified. Without prejudice to any right or power of the Company arising under these Articles, the Company may accept the surrender of a Share (not being a fully paid share) in lieu of forfeiture under the Statute.

TRANSMISSION OF SHARES

35.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36.                               (a)                                                 Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)                                             If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38.                               (a)                                                 Subject to the provisions of the Statute and these Articles (in particular, Article 19) and the Shareholders Agreement, the Company may by the Ordinary Resolution:

(i)       consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii)      by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iii)               cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

(iv)              convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination; and

(x)      perform any action not required to be performed by a Special Resolution.

(b)                                                 All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)                                                  Subject to the provisions of the Statute and these Articles (in particular, with respect to the variation of rights attached to a specific class or series of shares of the Company) and the Shareholders Agreement, the Company may by a Special Resolution:

(i)                  change its name;

(ii)               alter or add to these Articles; and

(iii)            alter or add to the Memorandum with respect to any objects, powers or other matters specified therein.

(d)                                                 Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.                               For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days.  If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.                               In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.                               If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42.                               (a)                                                 All general meetings other than annual general meetings shall be called extraordinary general meetings.

(b)                                                 Subject to paragraph (d) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(c)                                                  At these meetings the report of the Directors (if any) shall be presented.

(d)                                                 Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43.                               (a)                                                 The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)                                                 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)                                                  If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)                                                 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

(e)                                                  Subject to the Statute and these Articles, the general meeting may include any action the Shareholders deem appropriate and necessary.

NOTICE OF GENERAL MEETINGS

44.                               At least seven (7) days’ notice shall be given for an annual general meeting or any other general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                                 in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)                                                 in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) of the then outstanding Ordinary Shares (calculated on an as-converted basis).

45.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.                               (a)                                                 No business shall be transacted at any general meeting unless a quorum of Members is present; the holders of a majority of the outstanding share capital of the Company (calculated on an as-converted basis) and including the holders of a majority of the outstanding Series A Preferred Shares, shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)                                                 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.                               A Special Resolution in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.                               Subject to Article 19 and the Shareholders Agreement, an Ordinary Resolution in writing (in one or more counterparts) signed by the Members then entitled to receive notice of and attend and vote at general meetings evidencing in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all shares entitled to vote thereon were present and voted (or, being companies, signed by their duly authorized representatives) shall be as valid and effective as if the same Ordinary Resolution had been passed at a general meeting of the Company duly called and held, and shall satisfy any requirement of these Articles for an Ordinary Resolution to be passed by the Company at any general meeting; provided that, in the event an Ordinary Resolution in writing passed in the manner set forth above is to be signed by less than all of the Members then entitled to receive notice of and attend and vote at general meetings, the Company shall first give notice of the proposed Ordinary Resolution in writing to all Members who would have been entitled to receive notice of and attend and vote at a general meeting held for the purposes of considering such resolution.

49.                               A quorum, once established, shall be deemed not to be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

50.                               The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be the chairman of the meeting.

51.                               If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

52.                               The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

53.                               At any general meeting a resolution put to the vote of the meeting shall be decided on by poll is.

54.                               Subject to the provisions of these Articles, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

55.                               Subject to the provisions of these Articles, except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

56.                               In the case of an equality of votes, the chairman of the general meeting shall not be entitled to a second or casting vote.

57.                               A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.                               Except as otherwise required by law or as set forth herein, the Ordinary Shares and the Series A Preferred Shares shall vote together on an as converted basis on all matters submitted to a vote of Members.  The holder of any Ordinary Shares issued and outstanding shall have one (1) vote for each Ordinary Share held by such holder, and the holder of any Series A Preferred Shares shall be entitled to the number of votes equal to the number of the Ordinary Shares into which such Series A Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and as a class except (i) as provided under Article 19, (ii) as provided in the Shareholders Agreement; or (iii) as required by law.  Holders of the Ordinary Shares and the Series A Preferred Holders shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.                               In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.                               No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

63.                               On a poll a Member shall have one (1) vote for each Ordinary Share such Member holds on an as converted basis pursuant to Article 58.  Votes may be given either personally or by proxy.

PROXIES

64.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

65.                               The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.                               Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.                               Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

70.                               (a)                                 There shall be a Board consisting of three (3) members (exclusive of alternate Directors), which number of members shall not be changed except pursuant to an amendment to these Articles. For so long as Hengxiong beneficially owns any Series A Preferred Shares, Hengxiong shall be entitled to appoint and remove one (1) Director (the “Series A Director”).  The holders of the outstanding Ordinary Shares, voting as a separate class, shall have the right to appoint and remove any remaining Directors to the Board (each, an “Ordinary Director”). Each Ordinary Director shall be nominated and elected by an Ordinary Resolution passed at a separate class meeting of the holders of Ordinary Shares held for the purpose of nominating and electing such director.

(b)                                 Subject to the Statute and these Articles, the Board shall approve the following items:

(i)        any guarantee provided for a third party;

(ii)       any capital expenditure in excess of 10% of the net assets as of the end of the audited consolidated financial accounting report of the latest fiscal year for a single transaction or a series of transactions;

(iii)      any loans borrowed from banks or other financial institutions that is not provided in the budget approved by the Board;

(iv)     adoption of any business plan or budget or significant amendment to any then-current business plan or budget;

(v)      appointment or removal of Chief Executive Officer, Chief Financial Officer or Chief Operation Officer;

(vi)     any unbudgeted sale, transfer or disposal of assets with an aggregate value in excess of 10% of the net assets as of the end of the audited consolidated financial accounting report of the latest fiscal year for a single transaction or a series of transactions;

(vii)    remuneration of the Directors; and

(viii)   amend the ESOP or approve any new equity-based compensation plan or any bonus or incentive plan.

REMUNERATION OF DIRECTORS

71.                               Subject to Article 19 and the Shareholders Agreement, the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

72.                               Subject to Article 19 and the Shareholders Agreement, the Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

73.                               A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

74.                               A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.                               A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.                               No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

77.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

78.                               A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

ALTERNATE DIRECTORS

79.                               Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.                               Subject to the provisions of the Statute, the Memorandum, these Articles and the Shareholders Agreement, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.                               Subject to Article 19, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.                               Subject to Article 19 and the Shareholders Agreement, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.                               Subject to Article 19 and the Shareholders Agreement, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Article 19:

85.                               The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.                               The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.                               The Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

88.                               The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.                               The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

PROCEEDINGS OF DIRECTORS

91.                               The quorum necessary for the transaction of the business of the Directors shall be two (2) directors then in office, at least one (1) of which shall be the Series A Director; an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

92.                               Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. In case of an equality of votes, the chairman shall not have a second or casting vote.

93.                               A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94.                               The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.                               The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

96.                               All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.                               Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman of the meeting is at the start of the meeting.

98.                               A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

99.                               A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.                        The office of a Director shall be vacated:

(a)                                 if he gives notice in writing to the Company that he resigns the office of Director;

(b)                                 if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)                                  if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)                                 if he is found a lunatic or becomes of unsound mind; or

(e)                                  if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 70.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.                        The Directors of the Company may only be appointed and removed as provided in Article 70.

PRESUMPTION OF ASSENT

102.                        A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

103.                        (a)                                 The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)                                 The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)                                  Subject to Article 19 and the Shareholders Agreement, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.                        Subject to Article 19 and the Shareholders Agreement, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105.                        (a)                                 Subject to the Statute, Article 19 and the Shareholders Agreement, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)                                 Subject to the Statute, the Shareholder Agreement and these Articles, each Series A Preferred Holder shall be entitled to receive dividends at a simple rate of eight percent (8%) of the Series A Issue Price, respectively, per annum, for each Series A Preferred Share, payable out of funds or assets when and as such funds or assets become legally available therefor and with the dividends payable pursuant to this Article 105(a), prior and in preference to, and satisfied before, any dividend on the Ordinary Shares.  Such dividends shall be payable only when, as, and if declared by the Board and shall be noncumulative.

(c)                                  No dividend or distribution, whether in cash, in property, or in any other Equity Securities of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless (i) all accrued but unpaid dividends on the Series A Preferred Shares set forth in Article 105(b) have been paid in full, and (ii) a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Series A Preferred Share such that the dividend or distribution declared, paid, set aside or made to the holder thereof shall be equal to the dividend or distribution that such holder would have received pursuant to this Article 105(c) if such Series A Preferred Share had been converted into the Ordinary Shares immediately prior to the record date for such dividend or distribution, or if no such record date is established, the date such dividend or distribution is made.

(d)                                 Subject to the Statute, these Articles and the Shareholders Agreement, prior to the Qualified Initial Public Offering, in the event that the Company does not distribute any declared or accrued dividends to the Investors, such dividends shall be automatically convert into the Ordinary Shares at the Series A Conversion Price upon the Qualified Initial Public Offering.

106.                        The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.                        No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.                        Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles and the Shareholders Agreement but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.                        The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.                        The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.                        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.                        No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.                        The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.                        The Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 all sales and purchases of goods by the Company;

(c)                                  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Company shall cause all books of account to be maintained for a minimum period of five years from the date on which they were prepared.

115.                        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

116.                        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.                        Subject to Article 19, the Board may appointment, or removal, term and remuneration of an Auditor or Auditors of the Company.

118.                        The Board may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by the Board in which case the Board at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Board.

119.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.                        Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.                        Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.  For the avoidance of the doubt, notices given under the Shareholders Agreement and/or Schedule A attached hereto shall not be governed by Articles 121 to 126 of these Articles and shall comply with the requirements under Section 8.1 of the Shareholders Agreement.

122.                        (a)                                 Where a notice is sent by post, service of the notice shall be deemed to be   effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)                                 Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)                                  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.                        A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.                        Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

126.                        Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

127.                        Subject to these Articles and the Shareholders Agreement, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members.  The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

128.                        (a)                                 In the event of any Liquidation Event before the Qualified Initial Public Offering, distributions to the Shareholders shall be made in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by law):

(i)      Prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares and any other Shareholders or any other class or series of shares by reason of their ownership of such shares, each Series A Preferred Holder shall be entitled to receive the amount equal to the Series A Issue Price × number of the Series A Preferred Shares held by such Series A Preferred Holder (the “Series A Principal Preference Amount”).

(ii)               After the payment of the Series A Principal Preference Amount, each Series A Preferred Holder shall be entitled to receive the amount equal to the number of Series A Preferred Shares held by it× (IP × (0.12) ×N) (WHERE IP = Series A Issue Price, and N = the number of calendar days that have elapsed since the Series A Original Issue Date divided by 365 days until the date when the payment in this Subsections (a) and (b) are fully paid) (the “Series A Interest Preference Amount”).

(iii)            After the payment of the Series A Principal Preference Amount and the Series A Interest Preference Amount, the remaining assets of the Company available for distribution to the Shareholders, if any, shall be distributed to all the Shareholders (including the Series A Preferred Holders) on a pro rata and as-converted basis based on the number of the Shares held by each relative to the total number of the Shares held by all the Shareholders.

(b)                                 Notwithstanding any other provision of this Article 128, and subject to any other applicable provisions of these Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services pursuant to any agreement approved by the Board.

(c)                                  In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the Series A Preferred Holders and the holders of the Ordinary Shares shall be determined in good faith by the Board.

Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)       If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)      If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including affirmative vote from the Series A Director).

(d)                                 The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The Series A Preferred Holders shall have the right to challenge any determination by the Directors of fair market value pursuant to this Article 128, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne by the Company.

(e)                                  The liquidation preference set forth in this Article 128 above shall terminate on the Qualified Initial Public Offering.

INDEMNITY

129.                        Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

130.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

131.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

CERTAIN RIGHTS OF HOLDERS OF PREFERRED SHARES

132.                        The Series A Preferred Holders shall have other rights, privileges and preferences as set forth in Schedule A hereto.

Execution

SCHEDULE A

CERTAIN RIGHTS OF HOLDERS OF PREFERRED SHARES

Terms used but not otherwise defined herein shall have the meanings given to them in the Shareholders Agreement.

1.                                      INFORMATION RIGHTS AND INSPECTION RIGHTS.

1.1                               Information Rights.  The Company covenants and agrees that, commencing on the date of the Shareholders Agreement, for so long as any Series A Preferred Shares issued under the Purchase Agreement (or Ordinary Shares issued upon conversion of Series A Preferred Shares) are outstanding, the Group Companies will deliver to each holder of the Series A Preferred Shares (or the Ordinary Shares issued upon conversion of Series A Preferred Shares):

(a)                                 audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year of the Group Companies, prepared in accordance with the PRC generally accepted accounting principles or any other standard approved by the Board and audited by a “Big 4” accounting firm or any other accounting firm approved by the Board including the affirmative vote of the Series A Director;

(b)                                 unaudited monthly consolidated financial statements, within twenty (20) days of the end of each month; and

(c)                                  an annual consolidated budget for the following fiscal year, within sixty (60) days prior to the end of each fiscal year of the Group Companies (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the Series A Preferred Holders pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period and items (b) and (c) above shall be prepared in accordance with the PRC generally acceptable accounting principles or other accounting standards approved by the Board.

1.2                               Inspection Rights.  The Company further covenants and agrees that, commencing on the date of the Shareholders Agreement, for so long as any Series A Preferred Shares are outstanding, each holder of Series A Preferred Shares shall have, (i) the right to inspect facilities, records and books of any Group (including the PRC Companies) at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of any Group Companies (including the PRC Companies) with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”) provided that (i) a 15-busines day prior written notice is delivered to the Company, and (ii) the exercise of the Inspection Rights shall not interfere with the regular operation of relevant Group Company.

1.3                               Termination of Rights.  The Information Rights and Inspection Rights shall terminate upon consummation of the Qualified Initial Public Offering.

2.                                      RIGHT OF PARTICIPATION.

2.1                               General.  The Series A Preferred Holders and its permitted transferees to which rights under this Section 2 have been duly assigned in accordance with Section 5 of the Shareholders Agreement (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 2.3) that the Company may from time to time issue after the date of the Shareholders Agreement (the “Right of Participation”).

2.2                               Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of the Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of the Ordinary Shares (calculated on a fully diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

2.3                               New Securities.  “New Securities” shall mean any Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a)                                 any Series A Preferred Shares issued or designated under the Purchase Agreement, as such agreement may be amended, and any Ordinary Shares issued pursuant to the conversion thereof;

(b)                                 any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

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(c)                                  any securities issued upon the exercise, conversion or exchange of any outstanding security immediately prior to the Closing if such outstanding security constituted a New Security (provided that the existence of such outstanding security has been disclosed to the Series A Preferred Holders prior to the Closing);

(d)                                 any securities issued pursuant to a Qualified Initial Public Offering (as such term is defined in the Memorandum and Articles);

(e)                                  any securities issued pursuant to the ESOP;

(f)                                   any securities issued pursuant to the acquisition of another corporation or entity by the Company for aggregate consideration in excess of 10% of the net assets as of the end of the audited consolidated financial accounting report of the latest fiscal year  by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, approved by at least seventy percent (70%) of the members of the Board, including the affirmative vote of the Series A Director;

(g)                                  any securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by at least seventy percent (70%) of the Board, including the affirmative vote of the Series A Director;

(h)                                 any securities issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by at least seventy percent (70%) of the members of the Board, including the affirmative vote of the Series A Director; or

(i)                                     any securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by at least seventy percent (70%) of the members of the Board, including the affirmative vote of the Series A Director.

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2.4                               Procedures

(a)                                 First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue the New Securities (the “First Participation Notice”), describing the amount and type of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share).  If any Participation Rights Holder fails to so agree in writing within such twenty (20) Business Day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription.  If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above.  Each Right Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number of Issued Securities”).  Such notice may be made by telephone if confirmed in writing within two (2) Business Days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities that are subject to the Right of Participation of each Series A Preferred Holder available for purchase, the number of New Securities being purchased by each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of those remaining New Securities equal to the lesser of (x) the Additional Number of Issued Securities and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the oversubscribing Right Participants.  Each Right Participant who has exercised its right to purchase the Additional Number of Issued Securities shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 2.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

2.5                               Failure to Exercise.  Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder was not exercised) at the same or a higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 2.

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2.6                               Termination.  The Right of Participation for each Participation Rights Holder shall terminate upon the Qualified Initial Public Offering.

3.                                      TRANSFER RESTRICTIONS.

3.1                               Certain Definitions.  For the purposes of this Section 3, “Ordinary Holder” means the Founders, the Holdcos and their permitted assignees to whom their rights under this Section 3 have been duly assigned in accordance with the Shareholders Agreement; “Preferred Holder” means the Series A Preferred Holders and its permitted assignees to whom its rights under this Section 3 have been duly assigned in accordance with the Shareholders Agreement; “Restricted Shares” means any of the Company’s Equity Securities now owned or subsequently acquired by any Ordinary Holder.

3.2                               Sale of Restricted Shares; Notice of Sale.  Subject to Section 3.6 of this Schedule, if any Ordinary Holder (the “Selling Shareholder”) proposes to directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (“Transfer”, and “Transferred” shall have a correlative meaning) any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such Transfer.  The Transfer Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of Restricted Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

3.3                               Right of First Refusal.

(a)                                 Preferred Holders’ Option.  Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder, within thirty (30) days after receipt of the Transfer Notice (the “Preferred First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares  (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

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(b)                                 If any Preferred Holder fails or declines to exercise its right of first refusal in accordance with the paragraph above, the Selling Shareholder shall provide a written notice to each Preferred Holder that fully exercises its right of first refusal in accordance with the paragraph above regarding such Preferred Holder’s rights to purchase additional Offered Shares (“Overallotment Notice”). Each Preferred Holder that fully exercises its right of first refusal shall notify the Selling Shareholder and the Company within seven (7) days following the receipt of the Overallotment Notice of its desire to purchase more than its pro rata share of the Offered Shares, stating the number of the additional Offered Shares it proposes to buy for each such exercising Preferred Holder (the “Additional Number of Offered Shares”).  If, as a result thereof, the number of shares desired to be purchased by such Preferred Holders that exercise the overallotment right exceeds the total number of the remaining Offered Shares that are available for purchase, the number of Offered Shares being purchased by each such exercising Preferred Holder will be cut back to that number of those remaining Offered Shares equal to the lesser of (x) the Additional Number of Offered Shares and (y) the product obtained by multiplying (i) the number of the remaining Offered Shares available for purchase by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such purchasing Preferred Holder that exercise the overallotment right and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all exercising Preferred Holders that exercise the overallotment right.

(c)                                  Expiration Notice.  Within fifteen (15) days after expiration of the Preferred First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares were subscribed by the Preferred Holders exercising their rights of first refusal or (ii) that the Preferred Holders have not subscribed all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 3.4 below.

(d)                                 Purchase Price.  The purchase price for the Offered Shares to be purchased by the Preferred Holders exercising their right of first refusal will be the price set forth in the Transfer Notice (except as otherwise provided herein), but will be payable as set forth in Section 3.3(e).  If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by an independent professional appraiser to be appointed by the Selling Shareholder and the Preferred Holder, which determination will be binding upon the Preferred Holders and the Selling Shareholder, absent fraud or error.

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(e)                                  Payment.  Payment of the purchase price for the Offered Shares purchased by the Preferred Holders shall be made by wire transfer or check as directed by the Selling Shareholder.

(f)                                   Rights of a Selling Shareholder.  If any Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of the Shareholders Agreement and this Schedule, and the Selling Shareholder will forthwith deliver a signed instrument of transfer in respect of the relevant Offered Shares and cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company  and the Register of Members shall be updated and share certificates issued to such Preferred Holder.

(g)                                  Application of Co-Sale Right.  In the event that the Preferred Holders have not elected to purchase any or all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right of the Preferred Holder as set forth in Section 3.4 below.

3.4                               Co-Sale Right.  To the extent that the Preferred Holders have not exercised their right of first refusal with respect to all of the Offered Shares, then each Preferred Holder that did not exercise its right of first refusal pursuant to Section 3.3 with respect to such Offered Shares (the “Co-Sale Participant”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within ten (10) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice.  The Co-Sale Notice shall set forth the number of Equity Securities in the Company that such participating Preferred Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Holder.  To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Restricted Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The co-sale right of each Preferred Holder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion.  Each Co-Sale Participant may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by the Co-Sale Participant at the time of the Transfer and the denominator of which is the total combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Participants and the Selling Shareholder (“Co-Sale Pro Rata Portion”).  To the extent that any Co-Sale Participant does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the Co-Sale Participant shall, within ten (10) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each Co-Sale Participant so that any remaining Offered Shares may be allocated to other Co-Sale Participant on a pro rata basis.

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(b)                                 Transferred Shares.  Each Co-Sale Participant shall effect its participation in the sale by promptly delivering a signed instrument of transfer in respect of the following Equity Securities and cause all certificate(s) evidencing such Equity Securities, properly endorsed for transfer, to be surrendered to the Company and the Register of Members shall be updated and share certificates issued to the purchaser:

(i)                                     the number of Ordinary Shares which such Co-Sale Participant elects to sell;

(ii)                                  that number of Series A Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Participant elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of the Series A Preferred Shares in lieu of Ordinary Shares, such Preferred Holder shall convert such Series A Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 3.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)                               a combination of the above.

(c)                                  Payment to Preferred Holders. The Register of Members of the Company shall be updated and share certificates shall be issued to the prospective purchaser in consummation of the sale of the Restricted Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase any shares or other Equity Securities from a Preferred Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Restricted Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other Equity Securities from such Preferred Holder for the same consideration and on the same terms and conditions as described in the Transfer Notice.

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(d)                                 Right to Transfer.  To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Restricted Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Preferred Holders of the Transfer Notice, conclude a Transfer of the Restricted Shares covered by the Transfer Notice and not elected to be purchased by the Preferred Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice.  Any proposed Transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 3.3 and Section 3.4 of this Schedule.

3.5                               Exempt Transfers.  Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders shall not apply to (a) any Transfer of Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer to the parents, children, or spouse, vehicle companies or to trusts for the benefit of such persons, of any Ordinary Holder by such Ordinary Holder for bona fide estate or tax planning purposes; or (c) any transfer of Restricted Shares by any Ordinary Holder to his/her/its Holdco, or a parent owning directly 100% of the voting equity securities or equity interest in such Ordinary Holder; provided, that adequate documentation therefor is provided to each Series A Preferred Holder to its satisfaction.

3.6                               Prohibited Transfers.

(a)                                 Except for Transfers as provided in Section 3.5 above, prior to the Qualified Initial Public Offering, as long as the Series A Preferred Holders hold any Equity Securities in the Company, none of the Ordinary Holders or the permitted transferees shall, without the prior written consent of the Series A Preferred Holders and their permitted transferees, directly or indirectly, Transfer through one or a series of transactions any Equity Securities of the Company now held by him /her/it to any person, which Transfer would result in (i) the aggregate shareholding of the Founders and/or the Holdcos in the Company less than 51% of the issued and outstanding shares of the Company (on a fully-diluted and as converted basis), (ii) the corresponding valuation of any such Transfer is lower than the valuation of the Transactions, or (iii) to any person in violation of this Section 3.

(b)                                 Except for purposes of the Qualified Initial Public Offering, for the Transactions and the customary operation of the Group Companies, neither the Founders nor the Holdcos shall Transfer the Equity Securities of any Major Subsidiaries, unless otherwise agreed in the Shareholders Agreement.

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(c)                                  Any attempt by a party to Transfer any Equity Securities in violation of this Section 3 shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities without the prior written consent of the Series A Preferred Holders.

(d)                                 Furthermore and according to the foregoing Article (a), each Founder agrees that any Transfer of any Equity Securities in the Holdcos shall be deemed to be an indirect Transfer of Equity Securities of the Company and therefore is subject to all of the terms, conditions and restrictions applicable to Transfers set forth in the Shareholders Agreement. The Founders shall not make, cause or permit any Transfer of any Equity Securities in the Holdcos without first complying with all of the terms, conditions and restrictions applicable to a Transfer of  Equity Securities of the Company pursuant to the Shareholders Agreement, and any purported Transfer of any Equity Securities in the Holdcos in contravention of these Articles shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and the Holdcos shall not recognize any such Transfer, sale or issuance.  In addition, each Founder irrevocably agrees to cause and guarantee the performance by the Holdcos of all of its respective covenants and obligations under this Agreement

3.7                               Transfers in Compliance with Law.  Notwithstanding any other provisions of the Shareholders Agreement and the Articles, no Transfer may be made pursuant to this Section 3 unless (i) the transferee has agreed in writing to be bound by the terms and conditions of the Shareholders Agreement pursuant to a Deed of Adherence in the form attached to the Shareholders Agreement as Exhibit A, (ii) the Transfer complies in all respects with other applicable provisions of the Shareholders Agreement and these Articles, and (iii) the Transfer complies in all respects with applicable Laws.  If requested by the Company in its reasonable discretion, an opinion of counsel to a transferring Shareholder shall be supplied to the Company, at such transferring Shareholder’s expense, to the effect that the Transfer complies with all applicable Laws.

3.8                               Legend.

(a)                                 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

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(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 3.8(a) above to enforce the provisions of the Shareholders Agreement and this Schedule and the Company agrees to promptly do so.  The legend shall be removed upon termination of the provisions of this Section 3.

3.9                               Termination.  The provisions under this Section 3 shall terminate upon the Qualified Initial Public Offering.

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